Exhibit 99.1

PetMeds® Announces Third Quarter Fiscal 2025 Financial Results

Delray Beach, Florida, February 10, 2025, PetMed Express, Inc. dba PetMeds and parent company of PetCareRx (NASDAQ: PETS) today announced its financial results for its third quarter ended December 31, 2024.

Third Quarter Fiscal 2025 Financial Highlights

•Net sales of $53.0 million.

•Gross margin rate of 28.1%, an increase of 80 basis points compared to the prior year period.

•Adjusted EBITDA of $2.0 million compared to Adjusted EBITDA of $0.9 million in the prior year period.

•Continued progress on key initiatives supporting the transformation of the business.

“In just nine months, we have made significant strides in our transformation journey, and I am pleased to report that we have delivered meaningful progress across our strategic priorities. Our focused execution is already yielding results, validating our direction and setting the foundation for long-term success. For the third quarter, we achieved $2 million in Adjusted EBITDA, a $1.1 million improvement year-over-year, while successfully reducing G&A expenses by $2.6 million compared to last year. As we continue to build a stronger, more efficient organization, our commitment remains unwavering—to drive differentiation, sustainable growth, and increased shareholder value through operational excellence and financial discipline,” said Sandra Campos, CEO & President.

This afternoon the Company will host a conference call to review the quarter’s financial results.

Time: 4:30 P.M. Eastern Time, February 10, 2025

Public call dial in (877) 407-0789 (toll free) or (201) 689-8562.

Webcast stream link: https://investors.petmeds.com for those who wish to stream the call via webcast.

Replay: Available until February 24, 2025, at 11:59 P.M Eastern Time.

To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 13750886.

About PetMed Express, Inc.
Founded in 1996, PetMeds is a leader in the consumer pet healthcare sector. As a national online retailer with expert pharmacists and licenses across fifty states, PetMeds.com and PetCareRx.com deliver top branded pharmaceuticals, generics, compounded prescription medications and OTC supplements and vitamins that help pets live longer, healthier lives. Leveraging telehealth and insurance partnerships, they offer unparalleled value and convenience that enhance wellness and longevity for dogs, cats, and horses. PetMeds and PetCareRx provides essential pet health offerings through their websites, www.PetMeds.com and www.PetCareRx.com.

Exhibit 99.1 Page 1 of 8

Forward Looking Statement
This press release may contain “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such forward-looking statements are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024. The Company’s future results may also be impacted by other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

PETMEDS INVESTOR RELATIONS CONTACT
ICR, LLC
John Mills
(646) 277-1254

Reed Anderson
(646) 277-1260
investor@petmeds.com

Exhibit 99.1 Page 2 of 8

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	December 31, 2024	March 31, 2024
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$50,101	$55,296
Accounts receivable, less allowance for credit losses of $88 and $273, respectively	2,259	3,283
Inventories, net	11,795	28,556
Prepaid expenses and other current assets	3,888	6,325
Prepaid income taxes	340	188
Total current assets	68,383	93,648

Noncurrent assets:
Property and equipment, net	28,425	26,657
Intangible and other assets, net	15,035	16,503
Goodwill	26,658	26,658
Operating lease right-of-use assets	1,077	1,432
Deferred tax assets, net	5,217	4,986
Total noncurrent assets	76,412	76,236

Total assets	$144,795	$169,884

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$10,945	$37,024
Sales tax payable	24,483	25,012
Accrued expenses and other current liabilities	10,922	7,060
Current operating lease liabilities	453	459
Deferred revenue	1,156	2,603
Total current liabilities	47,959	72,158

Operating lease liabilities, net of current lease liabilities	652	995

Total liabilities	48,611	73,153

Commitments and contingencies (Note 7)

Shareholders' equity:
Preferred stock, $.001 par value, 5,100,000 shares and 5,000,000 authorized; 2,500 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000,000 shares authorized; 20,656,457 and 21,148,692 shares issued and outstanding, respectively	21	21
Additional paid-in capital	17,967	25,146
Retained earnings	78,187	71,555

Total shareholders' equity	96,184	96,731

Total liabilities and shareholders' equity	$144,795	$169,884
Exhibit 99.1 Page 3 of 8

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share amounts) (Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024		2023

Net sales	$52,984	$65,317	$180,506		$214,560
Cost of sales	38,075	47,434	130,315		154,089

Gross profit	14,909	17,883	50,191		60,471

Operating expenses:
General and administrative	10,786	13,425	26,153		41,098
Advertising	2,987	5,762	14,583		18,539
Depreciation and amortization	1,586	1,770	4,965		5,161
Total operating expenses	15,359	20,957	45,701		64,798

(Loss) income from operations	(450)	(3,074)	4,490		(4,327)

Other income:
Interest income, net	28	136	308		481
Other, net	180	293	597		1,053
Total other income	208	429	905		1,534

(Loss) income before provision (benefit) for income taxes	(242)	(2,645)	5,395		(2,793)

Provision (benefit) for income taxes	465	(618)	22		(345)

Net (loss) income	$(707)	$(2,027)	$5,373		$(2,448)

Net (loss) income per common share:
Basic	$(0.03)	$(0.10)	$0.26		$(0.12)
Diluted	$(0.03)	$(0.10)	$0.26		$(0.12)

Weighted average number of common shares outstanding:
Basic	20,634,651	20,425,282	20,581,913		20,380,262
Diluted	20,634,651	20,425,282	20,987,260		20,380,262

Cash dividends declared per common share	$—	$—	$—	$—	$0.60
Exhibit 99.1 Page 4 of 8

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Nine Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$5,373	$(2,448)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	4,965	5,161
Share based compensation	(7,179)	5,196
Deferred income taxes	(231)	(436)
Bad debt expense	324	53
(Increase) decrease in operating assets and increase (decrease) in operating liabilities:
Accounts receivable	700	(119)
Inventories, net	16,761	(12,438)
Prepaid income taxes	(152)	65
Prepaid expenses and other current assets	2,437	(2,664)
Operating lease right-of-use assets, net	355	594
Accounts payable	(26,078)	7,929
Sales tax payable	(529)	(1,942)
Accrued expenses and other current liabilities	2,756	(1,258)
Lease liabilities	(349)	(577)
Deferred revenue	(1,447)	75
Net cash used in operating activities	$(2,294)	$(2,808)

Cash flows from investing activities:
Purchase of minority interest investment in Vetster	—	(300)
Acquisition of PetCareRx, net of cash acquired	—	(35,859)
Purchases of property and equipment	(2,725)	(3,260)
Net cash used in investing activities	$(2,725)	$(39,419)

Cash flows from financing activities:
Dividends paid	(176)	(12,419)
Net cash used in financing activities	$(176)	$(12,419)

Net decrease in cash and cash equivalents	(5,195)	(54,646)
Cash and cash equivalents, at beginning of period	55,296	104,086

Cash and cash equivalents, at end of period	$50,101	$49,440

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$474	$43

Dividends payable in accrued expenses and other current liabilities	$32	$1,498

Non-cash investing activity for PPE additions	$2,539	$—
Exhibit 99.1 Page 5 of 8

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense; depreciation and amortization; income tax provision; interest income (expense); and other non-operational expenses. We have provided reconciliations below of adjusted EBITDA to net income, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense, depreciation and amortization from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other expenses, including the investment banking fee related to the Vetster partnership, acquisition costs related to PetCareRx, employee severance and estimated state sales tax accrual as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, and these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems;
•Adjusted EBITDA does not reflect certain non-operating expenses including the employee severance which reduces cash available to us;
•Adjusted EBITDA does not reflect certain expenses including the estimated state sales tax accrual which reduces cash available to us.
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.
Exhibit 99.1 Page 6 of 8

Because of these and other limitations, adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results.

The following table presents a reconciliation of net income, the most directly comparable GAAP measure to adjusted EBITDA for each of the periods indicated:
Reconciliation of Non-GAAP Measures
PetMed Express, Inc.
(Unaudited)

	Three Months Ended		Increase (Decrease)
($ in thousands, except percentages)	December 31, 2024	December 31, 2023	$	%

Consolidated Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA:

Net loss	$(707)	$(2,027)	$1,320	(65)%

Add (subtract):
Stock-based Compensation	$452	$1,708	$(1,256)	(74)%
Income Taxes	$465	$(618)	$1,083	(175)%
Depreciation and Amortization	$1,586	$1,770	$(184)	(10)%
Interest Income, Net (1)	$(28)	$(136)	$108	(79)%
Acquisition/Partnership Transactions and Other Items	$25	$—	$25	n/m
Employee Severance	$209	$—	$209	n/m
Sales Tax Expense	$—	$228	$(228)	(100)%

Adjusted EBITDA	$2,002	$925	$1,077	116%
(1) Included in interest income, net is $0.4 million of interest expense related to the sales tax liability and $0.5 million of interest income for the three months ended December 31, 2024. This compares to $0.4 million of interest expense related to the sales tax liability and $0.6 million of interest income for the three months ended December 31, 2023.

Exhibit 99.1 Page 7 of 8

	Nine Months Ended		Increase (Decrease)
($ in thousands, except percentages)	December 31, 2024	December 31, 2023	$	%

Consolidated Reconciliation of GAAP Net Income to Adjusted EBITDA:

Net income (loss)	$5,373	$(2,448)	$7,821	n/m

Add (subtract):
Stock-based Compensation	$(7,179)	$5,196	$(12,375)	n/m
Income Taxes	$22	$(345)	$367	n/m
Depreciation and Amortization	$4,965	$5,161	$(196)	(4)%
Interest Income, Net (1)	$(308)	$(481)	$173	(36)%
Acquisition/Partnership Transactions and Other Items	$205	$1,294	$(1,089)	(84)%
Employee Severance	$663	$408	$255	63%
Sales Tax (Income)	$(1,178)	$(1,088)	$(90)	8%

Adjusted EBITDA	$2,563	$7,697	$(5,134)	(67)%
(1) Included in interest income, net is $1.2 million of interest expense related to the sales tax liability and $1.5 million of interest income for the nine months ended December 31, 2024. This compares to $1.3 million of interest expense related to the sales tax liability and $1.7 million of interest income for the nine months ended December 31, 2023.
Exhibit 99.1 Page 8 of 8